                                                                    EXHIBIT 10.4
                                                                    ------------

                                                                  EXECUTION COPY

                             SCHENLEY PENSION PLAN
                          FINAL SETTLEMENT AGREEMENT


          This Agreement is made as of June 20, 1996 by and among the PBGC, McCrory, SCH, the McCrory Principal Subsidiaries, Astrum and the Astrum Subsidiaries.


                                   RECITALS
                                   --------


1. McCrory is the contributing sponsor (within the meaning of ERISA Section 4001(a)(13)), and the plan sponsor (within the meaning of ERISA Section 3(16)(B)), of the McCrory Pension Plan.

2. Future benefit accruals were effectively terminated under the Schenley Pension Plan for salaried employees in 1984 and for hourly employees in 1987, and over 80% of the Schenley Pension Plan participants were receiving benefits as of January 1, 1991.

1. SCH is the former contributing sponsor and plan sponsor of the Schenley Pension Plan and is a member of the McCrory Controlled Group but it no longer has any material assets or conducts any active business.

1. Since February 26, 1992, McCrory, together with twenty-seven of its subsidiaries, has been in reorganization proceedings under Chapter 11 of the Bankruptcy Code.

2. A confirmation hearing on the McCrory Plan of Reorganization has been scheduled by the Bankruptcy Court for September 30, 1996.

3. On May 12, 1993, the PBGC and the Astrum Subsidiaries entered into an Interim Extension Agreement under which, inter alia, the Astrum Subsidiaries
                                         ----- ----
agreed to be secondarily liable for certain funding obligations of the Schenley Pension Plan and the PBGC agreed to the withdrawal of all claims in the Astrum Chapter 11 Case. The Interim Extension Agreement has been extended periodically since May 12, 1993 and has continued in effect through the date hereof (as so extended,

                                      --
the "Interim Extension Agreement").

4. On May 24, 1993, the Bankruptcy Court approved a Compromise and Settlement Agreement among Astrum, McCrory, SCH and certain other parties (the "Compromise and Settlement Agreement"), as a result of which, inter alia, (i) McCrory agreed
                                                  ----- ----
to become the contributing sponsor and the plan sponsor of the Schenley Pension Plan not later than May 25, 1995, restrict its right to make amendments improving plan benefits, transfer plan sponsorship of the Schenley Pension Plan to Astrum or one of the Astrum Subsidiaries at their election, and remain primarily liable for all obligations arising under or with respect to the Schenley Pension Plan until the date of such transfer, (ii) the Astrum Controlled Group agreed, during the period prior to May 25, 1995, under stipulated conditions, to provide McCrory with funds to pay certain required contributions and PBGC insurance premiums with respect to the Schenley Pension Plan due prior to the May 25, 1995, and to be primarily liable for certain contingent liabilities under ERISA Section 4062 with respect to the Schenley Pension Plan, and (iii) Astrum and McCrory agreed to enter into a definitive settlement agreement with the PBGC consistent with the allocation of liabilities under the Compromise and Settlement Agreement.

5. On May 25, 1993, the Bankruptcy Court confirmed the Astrum Plan of Reorganization. The Astrum Plan Consummation Date occurred on June 8, 1993. Immediately after the Astrum Plan Consummation Date, Astrum and the Astrum Subsidiaries ceased to be members of the McCrory Controlled Group.

6. A duly authorized Amendment, Assignment and Assumption Agreement providing for the transfer of plan sponsorship of the Schenley Pension Plan was executed as of June 30, 1993 and placed in escrow with the law firm of Rosenman & Colin in accordance with the provisions of an Escrow Agreement dated as of June 30, 1993 (collectively, the "Escrow Agreements"). Copies of the Escrow Agreements are annexed hereto as Exhibit 1.

7. On July 14, 1995, Samsonite Corporation merged with and into Astrum International Corp., Astrum changed its name to Samsonite Corporation, and McGregor Corporation continued as a wholly-owned subsidiary of Samsonite Corporation (formerly Astrum International Corp.). On September 12, 1995, Culligan Water Technologies, Inc., owner of 100% of the stock of Culligan International Company, was spun off to shareholders pursuant to the terms of a Distribution Agreement dated July 14, 1995. The Distribution Agreement contains certain provisions allocating

                                      --
contingent liabilities that may arise under this Agreement between the parties to the Distribution Agreement, without affecting Culligan International Company's obligations under the Interim Extension Agreement or this Agreement. For convenience of reference, except as otherwise specifically provided herein, the terms "Astrum International Corp.", "Samsonite Corporation", "McGregor Corporation" and "Culligan International Company", when used herein or defined herein, refer to the corporations which were so named during the period immediately prior to July 14, 1995, and their respective successors in interest.

8. Under Title IV of ERISA, the PBGC has authority to make arrangements with any contributing sponsors and members of their controlled groups who are or may become liable under Title IV of ERISA for payment of their liability (including arrangements for deferred payment of amounts of liability to the PBGC accruing as of the termination date) on such terms and for such periods as the PBGC deems equitable and appropriate.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereto agree as follows:

1.   Definitions
     -----------

          For purposes of this Agreement:

          Astrum means Astrum International Corp., a Delaware corporation, f/k/a
          ------
E-II Holdings Inc.

          Astrum Chapter 11 Case means Chapter 11 case number 92-B-43614(CB)
          ------ ------- -- ----
formerly administered by the Bankruptcy Court.

          Astrum Plan Consummation Date means June 8, 1993, the date of the
          ------ ---- ------------ ----
distribution of new Astrum common stock to creditors in accordance with the Astrum Plan of Reorganization.

          Astrum Plan of Reorganization means the final Second Amended Plan of
          ------ ---- -- --------------
Reorganization, as modified, and approved by the Bankruptcy Court on May 25, 1993.

          Astrum Subsidiaries mean Culligan International Company, a Delaware
          ------ ------------
corporation, McGregor Corporation, a New York corporation, Samsonite Corporation, a Delaware corporation and Culligan Water Technologies, Inc., a Delaware corporation (in any such case, whether or not a subsidiary on the date this Agreement is executed).

                                      --

          Bankruptcy Court means the United States Bankruptcy Court for the
          ---------- -----
Southern District of New York.

          Code means the Internal Revenue Code of 1986, as amended.
          ----

          Controlled Group means, as to any entity, such entity and all related
          ---------- -----
entities that, at the relevant time for purposes of this Agreement, are under common control with such entity (within the meaning of ERISA Sections 4001(a)(14) and 4001(b)(1) and Code Sections 414(b) and (c) and the regulations promulgated thereunder and, solely for purposes of determining liability under Code Section 412, Code Sections 414(m) and 414(o)).

          ERISA means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

          McCrory means McCrory Corporation, a Delaware corporation, a debtor
          -------
and debtor in possession in the McCrory Chapter 11 Case, and all other joint debtors and debtors in possession in such case. From and after the confirmation of a plan of reorganization in the McCrory Chapter 11 Case, the term "McCrory" shall also include all trades or businesses that result from the confirmation of such a plan.

          McCrory Chapter 11 Case means Chapter 11 case numbers 92-B-41133(CB)
          ------- ------- -- ----
through 92-B-41160(CB) currently being jointly administered in the Bankruptcy Court.

          McCrory Controlled Group means McCrory and all entities that are under
          ------- ---------- -----
common control with McCrory (within the meaning of ERISA Sections 4001(a)(14) and 4001(b)(1) and Code Sections 414(b) and (c) and the regulations promulgated thereunder), as such group may change from time to time, where applicable, in accordance with Section 7 hereof. As used in this Agreement, the term McCrory Controlled Group shall mean the group as it exists at the relevant time under this Agreement.

          McCrory Final Settlement Agreement means the McCrory Pension Plan
          ------- ----- ---------- ---------
Final Settlement Agreement dated the date hereof by and among the PBGC, McCrory, the McCrory Principal Subsidiaries, Astrum and the Astrum Subsidiaries.

          McCrory Plan Consummation Date means the effective date of the McCrory
          ------- ---- ------------ ----
Plan of Reorganization.

          McCrory Plan of Reorganization means the Amended Joint
          ------- ---- -- --------------

                                      --

Plan of Reorganization proposed by McCrory and filed with the Bankruptcy Court on February 19, 1993, as subsequently amended from time to time.

          McCrory Principal Subsidiaries means J.J. Newberry Co., a Delaware
          ------- --------- ------------
corporation, T. G. & Y Stores Co., a Delaware corporation, Mack Realty Company, a Pennsylvania corporation, Kress-New Providence, Inc., a Delaware corporation and G.C. Murphy Company, a Pennsylvania corporation.

          PBGC means the Pension Benefit Guaranty Corporation, a wholly-owned
          ----
United States Government corporation established under Section 4002 of ERISA.

          SCH means SCH Holding Corp., a Delaware corporation.
          ---

Schenley Pension Plan means the Schenley Industries, Inc. Employees' Retirement
- -------- ------- ----
and Benefit Plan, a defined benefit pension plan subject to Title IV of ERISA.

Term means the term of this Agreement as provided in Section 9 hereof.
- ----

          Unfunded Benefit Liabilities means, as of any date, the amount of
          -------- ------- -----------
unfunded benefit liabilities, as such term is defined in ERISA Section 4001(a)(18), of the pension plan to which such term relates.

     2.   Liability for Schenley Pension Plan Underfunding, Contributions, and
                                                            -------------- ---
          Premiums
          --------

          In the event Astrum or one of the Astrum Subsidiaries assumes the sponsorship of the Schenley Pension Plan, as of and after the effective date of such assumption, no member of the McCrory Controlled Group shall have any obligation or liability with respect to the Schenley Pension Plan, to the Schenley Pension Plan or to Astrum or any of the Astrum Subsidiaries (or to any member of their respective Controlled Groups) or under Title IV of ERISA or
Section 412 of the Code or to the PBGC, other than with respect to (i) contributions required to have been made to the Schenley Pension Plan under
Section 412 of the Internal Revenue Code and Section 302 of ERISA by the members of the McCrory Controlled Group pursuant to the terms and conditions of the Compromise and Settlement Agreement; (ii) fiduciary liability under ERISA; or
(iii) premium liability, and associated penalties and interest, under ERISA Sections 4006 and 4007 with respect to the Schenley Pension Plan, where, in each case, such liability arose prior to the effective date of the assumption of

                                      --
the sponsorship of the Schenley Pension Plan by Astrum or one of the Astrum Subsidiaries. Until Astrum or any of the Astrum Subsidiaries has become the plan sponsor of the Schenley Pension Plan, McCrory and the members of its Controlled Group shall be primarily responsible for satisfaction of all obligations arising under or with respect to the Schenley Pension Plan and, subject to the provisions of this Agreement, the PBGC shall retain all rights available to it under any applicable law which is effective during the Term; provided, however, that the PBGC may not, unless sponsorship of the Schenley Pension Plan has been transferred to Astrum or one of the Astrum Subsidiaries, assert any right it may have to terminate the Schenley Pension Plan unless and until: (i) the PBGC has complied with its obligations under Section 2A below, and (ii) 40 days have elapsed from the date that the PBGC's liens arose under Code Section 412(n) without Astrum, any of the Astrum Subsidiaries, or any member of their respective Controlled Groups having paid the contributions then due and owing to the Schenley Pension Plan, or made arrangements satisfactory to the PBGC for the collection of such contributions; provided, further, however, that the PBGC shall not file an application with a United States District Court seeking involuntary termination of the Schenley Pension Plan pursuant to ERISA
Section 4042(a)(4) prior to the McCrory Plan Consummation Date if (i) all contributions required to be made to the Schenley Pension Plan have been timely made by members of the McCrory Controlled Group, and (ii) the composition of the McCrory Controlled Group has not changed between the effective date of this Agreement and the McCrory Plan Consummation Date, with the exception of those changes resulting from and described in the McCrory Plan of Reorganization.

          The following provisions of this Section 2 set forth the rights and obligations of McCrory, Astrum and the Astrum Subsidiaries and certain obligations of the PBGC with respect to the Schenley Pension Plan for the period prior to the effective date of any assumption of sponsorship of such Plan by Astrum or any of the Astrum Subsidiaries:

          A. Astrum and the Astrum Subsidiaries agree to be secondarily liable for 100% of the contributions required to be made to the McCrory Pension Plan under Code Section 412 and ERISA Section 302 during the Term. Astrum or one of the Astrum Subsidiaries will pay or loan to the plan sponsor pursuant to Section 5 hereof, or make arrangements satisfactory to the PBGC for the collection of, any such contributions, provided (i) an accumulated funding deficiency, as defined under Code Section 412(a), shall have occurred with respect to such Plan, and 30 days shall have elapsed without such deficiency having been

                                      --
corrected, (ii) the amount of such deficiency shall be greater than $1,000,000,
(iii) the PBGC shall have made reasonable efforts, as determined within its discretion, to perfect its available lien rights under Code Section 412(n), or any successor thereto, against all known members of the McCrory Controlled Group, and (iv) the PBGC has made a written demand upon Astrum for payment.

          B. To the extent that McCrory has failed to make full payment of premiums, penalties and interest required to be made with respect to the Schenley Pension Plan under ERISA Sections 4006 and 4007 during the Term, Astrum or the Astrum Subsidiaries shall make such payments to the PBGC within 30 days of notice that such amounts are due and owing; provided, however, that the PBGC shall first have given Astrum and the Astrum Subsidiaries notice of any such failure and shall first have made reasonable efforts, as determined within its discretion, to collect such amounts from all known members of the McCrory Controlled Group.

          C. In the event of the termination of the Schenley Pension Plan during the Term, Astrum and the Astrum Subsidiaries agree to be secondarily liable to the PBGC for an amount equal to the difference between (i) the total amount of Unfunded Benefit Liabilities of the Schenley Pension Plan as of the Plan's termination date, calculated in accordance with ERISA Section 4062 and the regulations thereunder, together with interest from the Plan termination date at the rate described at Code Section 6601(a) and (ii) (x) in the case of a plan amendment, the entire portion of such Plan's benefit liabilities, as such term is defined in ERISA Section 4001(a)(16), that is attributable to any such plan amendment that accelerates or increases such benefit liabilities, occurring after the Astrum Plan Consummation Date, and that affects such Plan's (1) benefit accrual formula, (2) optional forms of benefits, (3) factors used for determining actuarial equivalence, (4) early retirement eligibility requirements or (5) vesting schedule, or (y) in the case of a plan merger, spinoff or transfer of assets or liabilities, the increase in such Plan's Unfunded Benefit Liabilities that is attributable to one or more plan mergers, spinoffs or transfers of assets and liabilities to or from the Schenley Pension Plan occurring after the Astrum Plan Consummation Date; provided, however, that (1) the PBGC shall have first exercised all reasonable efforts, as determined within its discretion, to perfect its available lien rights under ERISA Section 4068 against and to collect liability under ERISA Section 4062 from, all known members of the plan sponsor's Controlled Group, and (2) pending final resolution of the PBGC's claims against McCrory and members of the plan sponsor's Controlled Group, Astrum and the

                                      --

Astrum Subsidiaries shall, pursuant to this Section 2C, pay to the PBGC the liability under ERISA Section 4062, and the PBGC shall, to the extent of any such payment by Astrum or an Astrum Subsidiary, assign to Astrum or the relevant Astrum Subsidiary a portion of its claim against McCrory and members of the plan sponsor's Controlled Group equal in value to the payment made by Astrum or the Astrum Subsidiary.

3.  Discontinuance of Controlled Group Relationships
    -------------- -- ---------- ----- -------------

          No provision of this Agreement, and no action pursuant to this Agreement by Astrum or any of the Astrum Subsidiaries, shall cause any member of the Astrum Controlled Group to be treated as part of the McCrory Controlled Group, or of the Controlled Group of any entity (other than a member of the Astrum Controlled Group) which is the plan sponsor of the Schenley Pension Plan, as of any date which is on or after the Astrum Plan Consummation Date, for purposes of any provision of ERISA or the Code, including without limitation, action by Astrum or any of the Astrum Subsidiaries that causes any of them to become the contributing sponsor or the plan sponsor maintaining the Schenley Pension Plan, provided, however, that if Astrum or any of the Astrum Subsidiaries becomes the plan sponsor of the Schenley Pension Plan, such party and its Controlled Group shall be subject to any and all applicable provisions of Titles I and IV of ERISA, including liability provisions thereof, as of the date of assumption of plan sponsorship, notwithstanding this Section 3.

4.  Lien Rights
    -----------

          A. Unless and until Astrum or any of the Astrum Subsidiaries has become the plan sponsor or contributing sponsor of the Schenley Pension Plan, the PBGC shall have no statutory lien rights against any member of the Astrum Controlled Group on or after the Astrum Plan Consummation Date and no lien rights shall arise under this Agreement against any members of the Astrum Controlled Group. The making of contributions pursuant to this Agreement by Astrum or any of the Astrum Subsidiaries prior to transfer of sponsorship of the Schenley Pension Plan shall not, in and of itself, cause any such contributing party to become or be treated as the plan sponsor or contributing sponsor of the Schenley Pension Plan.

          B. The parties hereto acknowledge that statutory lien rights arising under Section 412(n) of the Code and Section 4068 may only be imposed against the assets of the McCrory Controlled Group with respect to the Schenley Pension Plan (i) under Code

                                      --

Section 412(n), in the event, and to the extent, that such lien rights have accrued prior to the effective date of the assumption of the sponsorship of the Schenley Pension Plan by Astrum or one of the Astrum Subsidiaries, and (ii) under ERISA Section 4068, in the event the Schenley Pension Plan is terminated prior to the effective date of the assumption of the sponsorship of the Schenley Pension Plan by Astrum or one of the Astrum Subsidiaries.

5.  Satisfaction of Contribution
    Obligations; Commercially Reasonable Terms
     ----------- ------------ ---------- -----

          A. Prior to the date on which Astrum or any of the Astrum Subsidiaries has become the contributing sponsor or the plan sponsor of the Schenley Pension Plan, Astrum or any one of the Astrum Subsidiaries may elect to satisfy any obligation to make any contributions required to be made to the Schenley Pension Plan under this Agreement by loaning the amount thereof to the plan sponsor, or any member of the plan sponsor's Controlled Group, under circumstances requiring the proceeds of such loan to be contributed to the Schenley Pension Plan.

          B. If the Schenley Pension Plan is terminated, during or after the Term of this Agreement, then the terms of satisfaction of liability due upon plan termination (including interest) shall be made (i) under commercially reasonable terms prescribed by the PBGC under ERISA (S) 4062(b)(2), to the extent such liability exceeds 30% of the collective net worth of any liable party and its Controlled Group, or (ii) under alternative arrangements agreed to by the PBGC under ERISA (S) 4062(b)(3).

6.  Assignment of Lien Rights
    ---------- -- ---- ------

          If Astrum or any of the Astrum Subsidiaries becomes the plan sponsor of the Schenley Pension Plan, the PBGC agrees that, to the extent permitted by law, it will direct (under Code Section 412(n)(5) or any successor or similar Code provision) such plan sponsor to perfect and enforce any lien created under
Section 412(n)(1) of the Code with respect to the Schenley Pension Plan; provided, however, that (i) such lien shall only apply to obligations of the McCrory Controlled Group which continue in accordance with the first sentence of
Section 2 hereof; and (ii) the PBGC will be furnished as soon as practicable with notice of any challenge to such lien rights.

7.  Transactions Involving Membership Changes

                                      --
     in the Astrum and McCrory Controlled Groups
     -- --- ------ --- ------- ---------- ------

The PBGC, Astrum, the Astrum Subsidiaries, and each known member of the McCrory Controlled Group shall be given no fewer than 60 days' (if practicable, but in no event less than 30 days') notice by McCrory or Astrum, as appropriate, prior to the consummation of any transaction as a result of which (i) Astrum or any of the Astrum Subsidiaries would exit the Astrum Controlled Group, (ii) McCrory or any of the McCrory Principal Subsidiaries would exit the McCrory Controlled Group, or (iii) there would be a sale or other divestiture of the assets of one or more of such entities (or of the stock or assets of any other member of the McCrory Controlled Group to which the stock or assets of McCrory or a McCrory Principal Subsidiary has been transferred ("McCrory Transferee")) involving 30% or more of the assets of any one of such entity's total asset value, as determined (for purposes of clauses (ii) and (iii) in accordance with generally accepted accounting principles. For purposes of the preceding sentence, the rights and obligations established by this Agreement shall not be valued as assets. Unless notice is given to the PBGC as provided herein, the obligations under this Agreement during the Term shall continue to apply to any of the Astrum Subsidiaries or any of the McCrory Principal Subsidiaries leaving the Astrum and McCrory Controlled Groups, as applicable, unless the PBGC otherwise gives its written consent. Upon receipt of such notice, the PBGC shall determine whether or not the proposed transaction would result in its possible long-run loss reasonably being expected to increase unreasonably, in a manner consistent with its prevailing practice. The PBGC will complete its analysis within 30 days of receipt of such notice, provided that Astrum and the Astrum Subsidiaries, or McCrory and the McCrory Principal Subsidiaries, as the case may be, comply with reasonable information requests. Unless the PBGC determines, in a manner consistent with its prevailing practice and by the expiration of such period or within 30 days of the date on which all such information has been provided in response to its requests, that the transaction would reasonably be expected to increase its long-run loss unreasonably, the obligations of such entity to the PBGC under this Agreement shall cease to apply to the entity leaving the Astrum, or McCrory, Controlled Group, as applicable. The PBGC shall provide written notice of any such determination within 7 days of the period referenced in the preceding sentence under this Section to Astrum and the Astrum Subsidiaries, or to McCrory and the McCrory Principal Subsidiaries, as applicable. Notwithstanding any other provision of this Agreement, the obligations imposed on McCrory and the McCrory Principal Subsidiaries (and any McCrory Transferee) under this Section 7 shall be inapplicable unless the acquiror of the stock or transferee of the assets of the corporation exiting the

                                      --

Controlled Group bears a relationship to the transferor which is a relationship specified in Code Section 267(b), taking into account the application of Code
Section 267(c).

8.   Effective Date
     --------------

          This Agreement shall be effective immediately upon the later of (i) delivery of fully executed counterparts to all parties in the manner provided in
Section 13 hereof, and (2) the issuance of an order by the Bankruptcy Court in the McCrory Chapter 11 Case approving this Agreement.

9.   Term of Agreement; Survival of Certain Astrum Obligations; Involuntary
                                                                -----------
     Termination
     -----------

          A. Subject to Section 9B hereof, this Agreement shall expire on the date which is the earlier to occur of (i) the effective date on which sponsorship of the Schenley Pension Plan has been assumed by Astrum or any of the Astrum Subsidiaries, or (ii) the later to occur of (I) the end of McCrory's first complete fiscal year which ends more than three years from the McCrory Plan Consummation Date or (II) the first date on which the ratio of McCrory's consolidated earnings before interest and taxes for the three consecutive fiscal years immediately preceding the date of determination, to consolidated total interest expense for each of such years, equals or exceeds 2.5 to 1.0; provided that (1) McCrory has then satisfied all funding requirements applicable to McCrory under Code Section 412 with respect to the Schenley Pension Plan and (2) all loans from Astrum or any of the Astrum Subsidiaries with respect to the Schenley Pension Plan shall have been repaid or otherwise extinguished (it being understood that all loans made prior to the date hereof from Astrum, any of the Astrum Subsidiaries or any member of the Astrum Controlled Group with respect to the Schenley Pension Plan are extinguished). Such term shall not be extended thereafter without the written consent of each party which would be subject to continuing obligations as a result of the extension. If fewer than all required parties consent to an extension, the extension shall be effective only as to those parties whose consent has been provided.

          B. The obligations imposed and the rights conferred under Sections 2, 3, 4, 5, 6, 9B, 10, 11, 14 and 15 hereof shall survive the termination of this Agreement.

          C. The PBGC agrees that it shall not consider the expiration of this Agreement in any determination involving an involuntary termination of the Schenley Pension Plan under ERISA Section 4042(a)(4).

                                      --

 10. Remedies of PBGC
     -------- -- ----

          A. Provided Astrum and the Astrum Subsidiaries have complied with their obligations under this Agreement, then unless and until Astrum or one of the Astrum Subsidiaries has assumed sponsorship of the Schenley Pension Plan, this Agreement sets forth the exclusive remedies of the PBGC against the members of the Astrum Controlled Group. Unless Astrum or one of the Astrum Subsidiaries has assumed sponsorship of the Schenley Pension Plan, the PBGC's remedies against Astrum and the Astrum Subsidiaries shall not be enlarged or diminished by any law which is enacted after the date of this Agreement. Without any limitation on the rights conferred under the first two sentences of this Section 10, if any such law is enacted, Astrum and the Astrum Subsidiaries agree not to assert the benefits of any provision of such law which diminishes the rights of the PBGC from its rights as they exist hereunder on the effective date of this Agreement, and the PBGC agrees not to assert the benefits of any provision of such law which enlarges the rights of the PBGC from its rights as they exist hereunder on the effective date of this Agreement. This Agreement sets forth the exclusive remedies of the PBGC against the members of the McCrory Controlled Group following the date the sponsorship of the Schenley Pension Plan is assumed by Astrum or one of the Astrum Subsidiaries and the PBGC's remedies shall not be enlarged or diminished with respect thereto by any law which is enacted after the date of this Agreement, to the extent such law would result in the imposition of any obligation or liability on members of the McCrory Controlled Group following the assumption of the Schenley Pension Plan by Astrum or one of the Astrum Subsidiaries which would not have been imposed under the law as it exists on the date of this Agreement. Each member of the McCrory Controlled Group agrees not to assert the benefits of any provisions of such law which diminishes the rights of the PBGC with respect to the foregoing from its rights as they exist hereunder on the effective date of this Agreement, and the PBGC agrees not to assert the benefits of any such law which enlarges the rights of the PBGC as they exist hereunder on the effective date of this Agreement.

          B. Section 10A hereof shall not limit (i) the PBGC's rights against McCrory or any member of the McCrory Controlled Group during the period McCrory or any member of the McCrory Controlled Group acts as the plan sponsor of the Schenley Pension Plan, (ii) except with respect to the rights of Astrum and the Astrum Subsidiaries conferred under provisions which survive the termination of this Agreement, the PBGC's rights against Astrum, the Astrum Subsidiaries or any member of their respective Controlled Groups, after the date on which Astrum or any of the Astrum Subsidiaries has assumed sponsorship of the Schenley

                                      --

Pension Plan, (iii) any party's liability under Section 4069 of ERISA, subject to and limited by Section 10C and Section 15 hereof, (iv) any party's liability for premiums under Sections 4006 and 4007 of ERISA, (v) any party's fiduciary liability under Title I or IV of ERISA, or (vi) the applicability to any party of the provisions of Code Section 412.

          C. In the event that the Schenley Pension Plan terminates within five years of sponsorship thereof being transferred to Astrum or one of the Astrum Subsidiaries pursuant to the terms of this Agreement, no party to such transfer shall be deemed to have as a principal purpose in effecting such transfer the evasion of liability under Section 4069 of ERISA or any successor provision thereto.

11.  Limitation on Astrum Liability
     ---------- -- ------ ---------

          No member of the Astrum Controlled Group shall have any liability to the PBGC, or to any other party, entity or person, with respect to any successor pension plan to the Schenley Pension Plan which is or may be adopted or, except as set forth in the McCrory Final Settlement Agreement, with respect to any other employee benefit plan, compensation arrangement or payroll practice, at any time maintained or contributed to by any member of the McCrory Controlled Group, whether or not such plan, arrangement or practice is covered by ERISA.

12.  Actuarial & Financial Information
     --------- - --------- -----------

          A. During the Term, McCrory shall provide to the PBGC and, with respect to the information described in subparagraphs (i) and (ii), to Astrum,
(i) copies of all actuarial plan valuations with respect to the Schenley Pension Plan within ten days after McCrory's receipt thereof, (ii) copies of all IRS Forms 5500 with respect to the Schenley Pension Plan within ten days after the filing thereof with the Internal Revenue Service, and (iii) copies of all information filed by McCrory with the Securities Exchange Commission within ten days after the filing thereof with the Securities Exchange Commission. The provision of such information may be accomplished by electronic transmission. Nothing in this Agreement shall limit the obligations of McCrory and the McCrory Controlled Group under Code Section 412 or ERISA Sections 4010 or 4043 or the regulations thereunder, unless the same information has previously been provided pursuant to the requirements of this Section 12A.

          B.  Unless such information has previously been provided pursuant to
Section 12A hereof, McCrory shall provide to

                                      --

Astrum a copy of each notice required to be filed during the term of this Agreement pursuant to Code Section 412(n) or ERISA Sections 4010 or 4043 not later than the time such notices are required to be provided to the PBGC.

13.  Bankruptcy Approval and Disclosure
     ---------- -------- --- ----------

          McCrory shall seek Bankruptcy Court approval of this Agreement within 10 business days of the execution of this Agreement. McCrory agrees that, in the event the McCrory Plan of Reorganization is not amended to incorporate the terms of this Agreement, any order confirming the McCrory Plan of Reorganization shall expressly provide for the incorporation of this Agreement into the McCrory Plan of Reorganization, and shall further provide that this Agreement supersedes any language in the McCrory Plan of Reorganization relating to the Schenley Pension Plan and the claims of the PBGC, including, but not limited to, Sections 5.03, 6.09, 6.10, 9.03, 12.01, 15.01, 17.01, and 17.08 thereof.

14.  Representations and Warranties
     --------------- --- ----------

          The parties represent and warrant to each other (i) that they have been fully informed and have full knowledge of the terms, conditions and effects of this Agreement; (ii) that they have been represented by legal counsel of their choice throughout all negotiations preceding their execution of this Agreement and have received the advice of their attorneys in entering into this Agreement; (iii) that they, either personally or through independently retained attorneys, have fully investigated to their satisfaction all facts surrounding the controversies and disputes compromised by this Agreement and are fully satisfied with the terms and effects of this Agreement; (iv) that no promise or inducement has been offered or made to any of them except as expressly stated in this Agreement, and that this Agreement is executed without reliance on any statement or representation by anyone other than the representations expressed in this Agreement; (v) that all parties (including the PBGC and in the case of McCrory, subject to Bankruptcy Court approval) have full authority to enter into this Agreement and that it constitutes a legal, valid, and binding obligation enforceable against each such party in accordance with its terms. Each party recognizes and acknowledges that every other party has relied on each of the foregoing warranties and representations in entering into this Agreement and that the representations and warranties shall survive the execution of the Agreement.

15.  McCrory's Plan of Reorganization
     --------- ---- -- --------------

                                      --

          Provided that McCrory has made all required contributions to the Schenley Pension Plan and paid all PBGC premiums with respect thereto; and that the Schenley Pension Plan has not terminated, the PBGC agrees that (i) it will not file any objection to the confirmation of the McCrory Plan of Reorganization, (ii) on or immediately prior to the McCrory Plan Consummation Date, it will withdraw all claims it filed in the McCrory Chapter 11 case; and
(iii) it will not at any time assert that, or seek to establish liability under
Section 4062 or 4069 of ERISA or any successor provisions thereto on the basis that, a principal purpose of the filing of the McCrory Chapter 11 Case or the McCrory Plan of Reorganization was the evasion of liability under Title IV of ERISA.

16.  General Provisions
     ------- ----------

          A. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the state of New York without regard to its conflict of law rules, except to the extent such laws are preempted by federal law. Following the McCrory Plan Consummation Date, the United States District Courts shall have exclusive jurisdiction over the parties hereto for purposes of enforcing the terms hereof and resolving any disputes hereunder.

          B. This Agreement constitutes the entire final agreement and understanding with respect to the liability of the parties to the PBGC for the Schenley Pension Plan and the other matters provided for herein, and no other agreement or understanding exists except as expressly set forth herein. This Agreement supersedes all previous understandings related to the subject matter hereof, other than the Compromise and Settlement Agreement, insofar as it sets forth the rights and obligations of Astrum and McCrory and the members of each of their respective Controlled Groups, and the Escrow Agreements. The parties hereto agree that as among Astrum, the Astrum Subsidiaries and McCrory, except with respect to the provisions hereof delineating the circumstances under which members of the Astrum Controlled Group shall be secondarily liable for certain liabilities relating to the Schenley Pension Plan (the "Secondary Liability Provisions", nothing in this Agreement is intended to modify the terms and conditions of the Compromise and Settlement Agreement and in the event and to the extent that the terms and conditions set forth herein, other than the Secondary Liability Provisions, conflict with those set forth in the Compromise and Settlement Agreement, the Compromise and Settlement Agreement shall govern. Nothing in Section 6 of the Compromise and Settlement Agreement shall be construed to modify, amend, or otherwise alter any party's liability to the PBGC under the terms of this Agreement or ERISA.

                                      --

          C. This Agreement shall not be modified or amended, except by written instrument signed by the parties hereto.

          D. McCrory agrees to take all reasonable steps to insure that the Schenley Pension Plan and its related trust continue to meet the applicable requirements for qualification and exemption from taxation under Sections 401(a) and 501(a) of the Code, and to obtain a current favorable IRS determination letter.

          E. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal service, by delivering the same to a recognized express delivery service or by depositing the same in the United States certified mail, returned receipt requested, postage prepaid, addressed as follows:


          To Samsonite Corporation:

               D. Michael Clayton, Esq.
               General Counsel
               Samsonite Corporation
               11200 East 45th Avenue
               Denver, CO  80239

          with a copy to:

               Myron Trepper, Esq.
               Willkie Farr & Gallagher
               153 E. 53rd Street
               New York, NY  10022-4677

          To Culligan Water Technologies, Inc.:

               General Counsel
               Culligan Water Technologies, Inc.
               One Culligan Parkway
               Northbrook, Illinois  60062

          with a copy to:

               Myron Trepper, Esq.
               Willkie Farr & Gallagher
               153 E. 53rd Street
               New York, NY  10022-4677

          To McGregor Corporation:

                                      --

               General Counsel
               McGregor Corporation
               Seventeenth Floor
               1330 Avenue of the Americas
               New York, NY  10019

          with a copy to:

               Myron Trepper, Esq.
               Willkie Farr & Gallagher
               153 E. 53rd Street
               New York, NY  10022-4677

          To the PBGC:

               Office of the General Counsel
               Pension Benefit Guaranty Corporation
               Suite 340
               1200 K Street, N.W.
               Washington, DC  20005-4026

          with a copy to:

               Corporate Finance and Negotiations Department
               Pension Benefit Guaranty Corporation
               Suite 270
               1200 K Street, N.W.
               Washington, DC  20005-4026

          To McCrory or any of the McCrory Principal Subsidiaries:

               McCrory Corporation
               Attn:  Paul Weiner
               667 Madison Avenue
               12th Floor
               New York, NY  10021

          with a copy to:

               Brad Eric Scheler, Esq. and
               Donald P. Carleen, Esq.
               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004

or to such other address as any party hereto may designate to the other. Each party shall use its best efforts to confirm receipt

                                      --
of any notice from the other.

          F. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or to exercise any option under this Agreement shall in no way be construed to be a waiver of such provision or option, and shall in no way affect the validity of this Agreement or the right of any party to enforce each and every one of its provisions or options. Any remedies hereunder for breach of this Agreement or default in any party's obligations hereunder are cumulative, and the exercise of one shall not be deemed to be a waiver of the right to exercise any other under this Agreement or otherwise.

          G. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

          H. This Agreement shall inure to the benefit of, and may be enforced solely by, and be enforceable against, the parties hereto, and, in each case, their respective successors and permitted assigns, including any purchaser of substantially all the assets of McCrory or any of the McCrory Principal Subsidiaries, Astrum or any of the Astrum Subsidiaries, and the members of each of their respective Controlled Groups and any trustee succeeding to the rights of any of the foregoing parties pursuant to Chapter 11 of the Bankruptcy Code or pursuant to the conversion of any Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code.

          I. The parties agree to execute such further agreements and other documents as may be necessary to effectuate this Agreement.

          J. This Agreement may be executed in any number of identical counterparts, each of which shall be an original as against the party who signed it, and all of which shall constitute one and the same instrument. No party to this Agreement shall be bound by it until a counterpart has been executed by each party hereto.

          K. The parties shall each bear their own costs, expenses and professional fees incurred in connection with the preparation and negotiation of this Agreement and in the performance of each party's respective obligations hereunder.

          L. Nothing contained herein shall cause any claim of the PBGC to be or become a secured or priority claim against McCrory solely by reason of McCrory's execution and delivery of

                                      --
this Agreement and nothing contained herein shall limit or otherwise affect the PBGC's right to assert priority claims against McCrory in any proceeding under the Federal Bankruptcy Law.

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.


                                   PENSION BENEFIT GUARANTY CORPORATION


                                   By:  /s/ Authorized Person
                                      ---------------------------------



                                   SAMSONITE CORPORATION


                                   By:  /s/ D. Michael Clayton
                                      ---------------------------------



                                   CULLIGAN WATER TECHNOLOGIES, INC.


                                   By:  /s/ Authorized Person
                                   ------------------------------------



                                   CULLIGAN INTERNATIONAL COMPANY


                                   By:  /s/ Authorized Person
                                   ------------------------------------



                                   McGREGOR CORPORATION


                                   By:  /s/ D. Michael Clayton
                                   ------------------------------------



                                   McCRORY CORPORATION

                                      --

                                   By  /s/ Paul Weiner
                                   ------------------------------------



                                   J.J. NEWBERRY CO.


                                   By:  /s/ Paul Weiner
                                   -----------------------------------



                                   T. G. & Y. STORES CO.


                                   By:  /s/ Paul Weiner
                                   -----------------------------------



                                   MACK REALTY COMPANY


                                   By:  /s/ Paul Weiner
                                   ------------------------------------



                                   KRESS-NEW PROVIDENCE, INC.


                                   By:  /s/ Paul Weiner
                                   ------------------------------------


                                   G.C. MURPHY COMPANY


                                   By:  /s/ Paul Weiner
                                   ------------------------------------

                                      --